_____________________________________________

                        ANNUAL CERTIFICATEHOLDERS' STATEMENT
                  _____________________________________________

                             FIRST DEPOSIT MASTER TRUST
                                  SERIES 1994-1
                  _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1994-1 Supplement dated as of May 1, 1994 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each year regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous year. The information which is required to be prepared for the Series 1994-1 Certificates with respect to the year ended December 1996 and with respect to the performance of the Trust during 1996 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

 A) Information Regarding the 1996 Distribution for the Series 1994-1 Certificates (stated on the basis of $1,000 original certificate principal amount)

    (1) The total amount distributed to Series 1994-1
        Certificateholders per $1,000 original certificate principal
        amount                                                        $69.000000

    (2) The amount set forth in A (1) above distributed to Series
        1994-1 Certificateholders with respect to interest per
        $1,000 original certificate principal amount                  $69.000000

    (3) The amount set forth in A (1) above distributed to Series
        1994-1 Certificateholders with respect to principal per
        $1,000 original certificate principal amount                   $0.000000

 B) Information Regarding the Performance of the Trust

    (1) Allocation of Receivables Collections to the Series 1994-1
        Certificates

        (a) The aggregate amount of Finance Charge Receivables
            collected during 1996                                $844,186,405.74

        (b) The aggregate amount of Principal Receivables collected
            during 1996                                        $3,040,885,588.86

        (c) The weighted average Floating Allocation Percentage
            with respect to the Series 1994-1 Certificates for
            1996                                                      11.355435%

        (d) The weighted average Principal Allocation Percentage
            with respect to the Series 1994-1 Certificates for
            1996                                                      11.331488%

        (e) The Finance Charge Receivables, plus any Investment
            Proceeds and Reserve Account withdrawals included as
            Available Finance Charge Collections, collected and
            allocated to the Series 1994-1 Certificates for
            1996                                                  $95,861,034.44

        (f) The Principal Receivables collected and allocated to
            the Series 1994-1 Certificates for 1996              $344,577,581.16

    (2) Available Finance Charge Collections for Series 1994-1 for 1996

        (a) The Finance Charge Receivables collected and allocated to
            the Series 1994-1 Certificates                        $95,861,034.44

        (b) Collection Account and Special Funding Account investment earnings allocated to the Series 1994-1
            Certificates                                             $249,926.15

        (c) Additional Finance Charges from other Series allocated to
            the Series 1994-1 Certificates                        $10,068,667.47

        (d) Principal Funding Account Investment Proceeds                  $0.00

        (e) Reserve Account withdrawals                                    $0.00

        (f) Available Finance Charge Collections for Series 1994-1
            (total of (a), (b), (c), (d) and (e) above)          $106,179,628.06

    (3) Available Principal Collections for Series 1994-1 for 1996

        (a) The Principal Receivables collected and allocated to the
            Series 1994-1 Certificates                           $344,577,581.16

        (b) Shared Principal Collections from other Series allocated to
            the Series 1994-1 Certificates                        $47,348,151.06

        (c) Additional amounts to be treated as Available Principal
            Collections pursuant to the Series Supplement         $31,522,742.21

        (d) Available Principal Collections for Series 1994-1 (total of
            (a), (b) and (c) above)                              $423,448,474.43

    (4) Delinquent Balances in the Trust

        The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the 1996

        (a)     31-60 days              $97,685,404
        (b)     61-90 days               55,133,614
        (c)     91 or more days          92,468,624
        (d)     Total Delinquencies    $245,287,642

    (5) Defaulted Amount

        (a) The aggregate amount of Defaulted Receivables with respect
            to the Trust for 1996                                $315,272,630.65

        (b) The aggregate amount of Recoveries of Defaulted Receivables
            processed during 1996                                 $35,519,395.01

        (c) The Defaulted Amount for 1996 (Defaulted Receivables minus
            Recoveries]                                          $279,753,235.64

        (d) The Defaulted Amount for 1996 allocable to the Series 1994-1
            Certificates (the "Investor Default Amount")          $31,522,742.21

    (6) Investor Charge-Offs

        (a) The amount withdrawn, if any, under the Series
            Enhancement                                                    $0.00

        (b) The excess of the Investor Default Amount over the sum of
            (i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor
            Default Amount (an "Investor Charge-Off")                      $0.00

        (c) The amount of the Investor Charge-Off set forth in item 6(b)
            above, per $1,000 original certificate principal amount
            (which will have the effect of reducing, pro rata, the amount of
            each Series 1994-1 Certificateholder's investment)         $0.000000

        (d) The total amount reimbursed to the Trust in respect of
            Investor Charge-Offs for 1996                                  $0.00

        (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1994-1
            Certificateholder's investment)                            $0.000000

        (f) The amount, if any, by which the outstanding principal balance of the Series 1994-1 Certificates exceeds the Series
            1994-1 Invested Amount as of the Distribution Date, after
            giving effect to all deposits, withdrawals and distributions
            on such Distribution Date                                      $0.00

    (7) Investor Monthly Servicing Fee

        The amount of the Series 1994-1 Monthly Servicing Fee payable to
        the Servicer during 1996                                   $8,312,500.00

    (8) Available Series Enhancement Amount

        (a) The Available Cash Collateral Amount for the Series 1994-1 Certificateholders as of the close of business on the last Distribution Date of 1996, after giving effect to all deposits, withdrawals and distributions on such Distribution
            Date and the related Transfer Date                    $95,000,000.00

        (b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1994-1 Certificates as of
            the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
            Distribution Date and the related Transfer Date               20.00%

        (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
            Distribution Date and the related Transfer Date                $0.00

    (9) Principal Funding Account Amount

        (a) The amount on deposit in the Principal Funding Account as of the close of business on Distribution Date after giving effect to all deposits, withdrawals and distributions on such
            Distribution Date and the related Transfer Date                $0.00

        (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

  (10)  Deficit Controlled Accumulation Amount

        The Deficit Controlled Accumulation Amount for the Distribution
        Date, after giving effect to all deposits, withdrawals and distributions on the last Distribution Date of 1996 and the
        related Transfer Date                                              $0.00

  (11)  Reserve Account

        (a) The amount on deposit in the Reserve Account as of the close of business on the last Distribution Date of 1996, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
            Date                                                     $657,700.71

        (b) The Required Reserve Account Amount (which may vary in accordance with the terms of the Series Supplement) is
            currently calculated to be                             $2,137,500.00

        (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in December, 1996. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

 C) Invested Amount

    (1) The Invested Amount of the Series 1994-1 Certificates on
        the date of issuance (the "Initial Invested
        Amount")                                                 $475,000,000.00

    (2) The Invested Amount of the Series 1994-1 Certificates on the
        last Distribution Date of 1996, after giving effect to all deposits, withdrawals and distributions on such Distribution
        Date                                                     $475,000,000.00

    (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1994-1 Certificates
        as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1994-1 Certificates on such date, to the Initial Invested Amount of the Series 1994-1 Certificates).
        The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate by the Pool
        Factor                                                          1.000000

 D) Receivables Balances

    (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of
        1996                                                      $4,694,270,929

    (2) The aggregate amount of Finance Charge Receivables in the
        Trust at the close of business on the last day of
        1996                                                         $89,386,778

 E) Annualized Percentages

   (1) The average Gross Yield for 1996 (sum of the monthly Gross
       Yields divided by 12)                                              20.75%

   (2) The average Net Loss Rate for 1996 (sum of the monthly Net
       Loss Rates divided by 12)                                           6.64%

   (3) The Average Portfolio Yield for 1996 (the average Gross
       Yield minus the Net Loss Rate for 1996)                            14.11%

   (4) The average Base Rate for 1996 (sum of monthly Base Rates
       divided by 12)                                                      8.65%

   (5) The average Net Spread for 1996 (the average Portfolio Yield
       minus the average Base Rate for 1996)                               5.46%

   (6) The average Monthly Payment Rate for 1996 (sum of monthly
       Payment Rates divided by 12)                                        7.59%

 F) Series 1994-1 Information for the Last Three Distribution Dates in
    1996

    1)     Gross Yield

           a) 12/16/96                 20.88%
           b) 11/15/96                 21.42%
           c) 10/15/96                 19.46%

    2)     Net Loss Rate

           a) 12/16/96                  6.94%
           b) 11/15/96                  7.80%
           c) 10/15/96                  7.21%

    3)     Net Spread (Portfolio Yield Minus Base Rate)

           a) 12/16/96                  5.29%
           b) 11/15/96                  4.97%
           c) 10/15/96                  3.60%

           Three Month Average          4.62%

    4)     Monthly Payment Rate

           a) 12/16/96                  6.57%
           b) 11/15/96                  7.78%
           c) 10/15/96                  7.38%



                         FIRST DEPOSIT NATIONAL BANK,
                         Servicer


                         By:      /s/ David J. Petrini
                               -----------------------------
                         Name:  David J. Petrini
                         Title: Senior Vice President and Chief
                                Financial Officer